Exhibit 10.2

EXECUTION VERSION

DATED THIS 1ST DAY OF JULY 2016

CARDTRONICS PLC

DEED OF ASSUMPTION

relating to
Equity Incentive Plans and Awards of Cardtronics, Inc.

DEED OF ASSUMPTION

OF

CARDTRONICS PLC

This Deed of Assumption (this “Deed”) relating to the equity incentive plans and awards of Cardtronics, Inc., a Delaware corporation (“Cardtronics Delaware”), is made on 1 July 2016 by Cardtronics plc, a public limited company (incorporated in England and Wales with registered number 10057418) whose registered office is at Building 4, 1st Floor Trident Place, Hatfield, Hertfordshire, United Kingdom, AL10 9UL (the “Company”).

WHEREAS, pursuant to an agreement and plan of merger dated 27 April 2016 by and among Cardtronics Delaware, the Company, CATM Merger Sub LLC, a newly formed Delaware limited liability company and an indirect, wholly owned subsidiary of Cardtronics Delaware (“MergeCo”), and CATM Holdings LLC, a newly formed Delaware limited liability company and a direct, wholly owned subsidiary of Cardtronics Delaware (the “Merger Agreement”), MergeCo shall merge with and into Cardtronics Delaware with Cardtronics Delaware as the surviving corporation and becoming an indirect, wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, pursuant to the Merger Agreement and upon the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Cardtronics Delaware common stock (“Common Stock”), par value US$0.0001 per share, will be converted into the right to receive one validly issued, fully paid Class A ordinary share of the Company, US$0.01 nominal value per share (each, an “Ordinary Share”);

WHEREAS, Cardtronics Delaware currently sponsors and maintains the following equity incentive plans pursuant to which current and former employees, directors and consultants of the Company and its subsidiaries or affiliates may, as applicable, be granted rights to shares of Common Stock (or the right to receive benefits or cash amounts by reference to shares of Common Stock):

•                  the Cardtronics, Inc. Second Amended and Restated 2007 Stock Incentive Plan (the “2007 Plan”); and

•                  the Cardtronics, Inc. 2001 Stock Incentive Plan (the “2001 Plan”);

(collectively with any relevant sub-plans and grant agreements under such plans, the “Plans”);

WHEREAS, pursuant to the Merger Agreement and effective as of the Effective Time, each option granted under the Plans that is outstanding immediately prior to the Effective Time (the “Outstanding Options”) is to be converted from an option over Common Stock into an option over Ordinary Shares on a one-for-one basis pursuant to the terms and conditions set forth in the Merger Agreement (the “Assumed Options”);

WHEREAS, pursuant to the Merger Agreement and effective as of the Effective Time, each restricted stock unit and performance stock unit award granted under the Plans that is outstanding immediately prior to the Effective Time (the “Outstanding Units”) is to be converted into a restricted stock unit or performance stock unit, as applicable, over Ordinary Shares on a one-for-one basis pursuant to the terms and conditions set forth in the Merger Agreement (the “Assumed Units”);

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WHEREAS, pursuant to the Merger Agreement and effective as of the Effective Time, each restricted stock award granted under the Plans that is outstanding immediately prior to the Effective Time (the “Outstanding Stock Awards”) is to be converted into a restricted stock award over Ordinary Shares on a one-for-one basis pursuant to the terms and conditions set forth in the Merger Agreement (the “Assumed Stock Awards”);

WHEREAS, the Company wishes to adopt and assume the 2007 Plan, effective as of the Effective Time, for the purposes of granting new awards under the 2007 Plan over Ordinary Shares following the Merger, and to sponsor and administer the 2007 Plan following the Merger;

WHEREAS, the 2007 Plan to be adopted and assumed by the Company shall be as amended and restated and named the “Cardtronics, Inc. Third Amended and Restated 2007 Stock Incentive Plan” and shall be in such form as to provide for the grants of awards to eligible employees of the Company and its subsidiaries in compliance with the exemption applicable to employee share schemes under section 1166 of the U.K. Companies Act 2006 and for the grants of awards to eligible non-employees or grants of cash awards to eligible individuals under an annex to the 2007 Plan;

WHEREAS, the Company also wishes to adopt and assume the rights and obligations of Cardtronics Delaware with respect to the Outstanding Options, Outstanding Units and Outstanding Stock Awards (together, the “Outstanding Awards”) from the Effective Time in accordance with the terms of the Merger Agreement;

WHEREAS, in respect of any Ordinary Share to be issued pursuant to an Assumed Unit, Cardtronics Delaware (or, if so stipulated by Cardtronics Delaware, the subsidiary of the Company employing or engaging the individual by whom the Assumed Unit is held or any other subsidiary of the Company) shall be liable to pay the Company the US$0.01 nominal value of such Ordinary Share, unless such nominal value is paid up by the relevant individual;

WHEREAS, the board of directors of the Company agrees that it (or an appropriate committee thereof) shall sponsor and administer the Assumed Options, the Assumed Units and the Assumed Stock Awards (collectively, the “Assumed Awards”) from the Effective Time; and

WHEREAS, Cardtronics Delaware shall continue to sponsor the 2001 Plan following the completion of the Merger unless Cardtronics Delaware determines otherwise, but no new awards shall be granted under the 2001 Plan following the completion of the Merger.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.             Subject to the completion of the Merger and the provisions of this Deed:

1.1          the Company hereby accepts the assignment of and adopts and assumes the 2007 Plan from Cardtronics Delaware in the form attached as Exhibit A to this Deed, and all rights and obligations relating to the sponsorship and administration of the 2007 Plan, so that the Company may grant awards under the 2007 Plan from the Effective Time;

1.2          the Company hereby accepts the assignment of and adopts and assumes the Assumed Awards from Cardtronics Delaware and all rights and obligations of Cardtronics Delaware with respect thereto, so that the Assumed Awards shall be taken to have been granted by the Company as at the Effective Time;

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1.3          the Company agrees to administer the 2001 Plan with respect to all Assumed Awards granted under the 2001 Plan; and

1.4          the Company shall have the obligation to allot and issue Ordinary Shares to satisfy the obligations with respect to the Assumed Awards upon payment of the US$0.01 nominal value of each such Ordinary Share by the individual by whom the Assumed Award is held or, in respect of Assumed Units, upon payment by Cardtronics Delaware (or, if so stipulated by Cardtronics Delaware, the subsidiary of the Company employing or engaging the relevant individual or any other subsidiary of the Company) of the US$0.01 nominal value of each such Ordinary Share unless such nominal value is paid up by the relevant individual.

2.             The Company declares, undertakes and agrees that, as of the Effective Time, it shall be bound by the terms of the Assumed Awards and the following shall apply with respect to the Assumed Awards:

2.1          to the extent any Plan provides for the grant, issuance, acquisition, delivery, holding or purchase of, or otherwise relates to or references, shares of Common Stock or rights to shares of Common Stock (or rights to receive benefits or amounts by reference to those shares), then, pursuant to the terms hereof and thereof, such Plan document shall instead provide for the grant, issuance, acquisition, delivery, holding or purchase of, or otherwise relate to or reference, Ordinary Shares or rights to Ordinary Shares, as applicable (or rights to receive benefits or amounts by reference to Ordinary Shares) pursuant to the terms of the Merger Agreement, on the same terms and conditions except with respect to the changes set out in Exhibit B, Exhibit C and Exhibit D to this Deed and any such other changes as are necessary or advisable to reflect the Merger, implement the terms of the Merger Agreement with respect to such awards and/or comply or facilitate compliance with applicable English corporate, regulatory and tax law requirements, including, without limitation, and if necessary or appropriate, compliance with the exemption applicable to employee share schemes under section 1166 of the U.K. Companies Act 2006 from certain provisions contained in that Act;

2.2          all references in the Plans to Cardtronics Delaware or its predecessors are hereby amended to be references to the Company, except where the context dictates otherwise; and

2.3          all references to the board of directors of Cardtronics Delaware (or relevant committee of the board of directors of Cardtronics Delaware) in the Plans shall henceforth be taken to be references to the board of directors of the Company (or relevant committee of the board of directors of the Company), except where the context dictates otherwise; and

3.             The Company further declares, undertakes and agrees that, as of the Effective Time, it will exercise all of the powers of the plan sponsor relating to Assumed Awards that were exercised by Cardtronics Delaware with respect to the Assumed Awards prior to the Effective Time.

4.             This Deed of Assumption shall be governed by and construed in accordance with the laws of England and Wales, without regard to conflict of laws principles.

*  *  *

(Signature page follows)

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IN WITNESS WHEREOF this Deed has been executed by the Company on the date first above written.

EXECUTED AS A DEED AND DELIVERED BY	)
CARDTRONICS PLC	)
acting by:	)

/s/ E. Brad Conrad
E. Brad Conrad
Director

/s/ M. Dilshad Kasmani
M. Dilshad Kasmani
Director/ Company Secretary

EXHIBIT A

2007 Plan

(See as attached)

CARDTRONICS, INC.

THIRD AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

(as assumed and adopted by Cardtronics plc, effective July 1, 2016)

TABLE OF CONTENTS

CARDTRONICS, INC. THIRD AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

I.	PURPOSE AND HISTORY OF THE PLAN	1

II.	DEFINITIONS	1

III.	EFFECTIVE DATE AND DURATION OF THE PLAN	4

IV.	ADMINISTRATION	4

V.	SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS	6

VI.	ELIGIBILITY	7

VII.	STOCK OPTIONS	7

VIII.	RESTRICTED STOCK AWARDS	8

IX.	PERFORMANCE AWARDS	10

X.	PHANTOM STOCK AWARDS	13

XI.	RESTRICTED STOCK UNIT AWARDS	14

XII.	BONUS STOCK AWARDS	14

XIII.	RECAPITALIZATION OR REORGANIZATION	15

XIV.	AMENDMENT AND TERMINATION OF THE PLAN	18

XV.	MISCELLANEOUS	18

ANNEX I

I.	PURPOSE OF THE NON-EMPLOYEE SHARE PLAN AND CASH AWARD PLAN	A-1

II.	DEFINITIONS	A-1

III.	EFFECTIVE DATE AND DURATION OF THE NON-EMPLOYEE SHARE AND CASH AWARD PLAN	A-4

IV.	ADMINISTRATION	A-4

V.	SHARES SUBJECT TO THE NON-EMPLOYEE SHARE AND CASH AWARD PLAN; AWARD LIMITS; GRANT OF AWARDS	A-6

VI.	ELIGIBILITY	A-7

VII.	STOCK OPTIONS	A-7

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VIII.	RESTRICTED STOCK AWARDS	A-9

IX.	PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS	A-10

X.	PHANTOM STOCK AWARDS	A-14

XI.	RESTRICTED STOCK UNIT AWARDS	A-15

XII.	BONUS STOCK AWARDS	A-16

XIII.	RECAPITALIZATION OR REORGANIZATION	A-16

XIV.	AMENDMENT AND TERMINATION OF THE NON-EMPLOYEE SHARE AND CASH AWARD PLAN	A-19

XV.	MISCELLANEOUS	A-19

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CARDTRONICS, INC.

THIRD AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

I.                                        PURPOSE AND HISTORY OF THE PLAN

The purpose of the CARDTRONICS, INC. THIRD AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN as assumed and adopted by CARDTRONICS PLC (the “Company”) effective July 1, 2016 (the “Plan”) is to provide a means through which the Company and its Subsidiaries may attract able persons to enter the employ of the Company and its Subsidiaries and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the Company and its Subsidiaries are of importance, can acquire and maintain share ownership, thereby strengthening their concern for the welfare of the Company and its Subsidiaries.  A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Subsidiaries.  Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Units, Performance Awards, Phantom Stock Awards, Bonus Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee as provided herein.

The Plan is intended to be an “employees’ share scheme” within the meaning of section 1166 of the U.K. Companies Act 2006.  All Awards granted under the Plan must be made on terms that the Awards are to be settled in Ordinary Shares.

Awards may also be granted under an Annex to the Plan.  Non-Employee Directors and Consultants are not eligible to be granted Awards under the main rules of the Plan and shall only be eligible to receive Awards granted under an Annex to the Plan.  Any Award that may be settled in cash or in a combination of cash or Ordinary Shares shall be granted only under an Annex to the Plan.

II.                                   DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)                                 “Affiliate” means any corporation, partnership, limited liability company or association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.  For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors or comparable governing body of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b)                                 “Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Phantom Stock Award, or Bonus Stock Award.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Bonus Stock Award” means an Award granted under Paragraph XII of the Plan.

(e)                                  “Change in Control Company Event” means the occurrence of any of the following circumstances:

(i)                                     Any person (or group of persons acting in concert) obtains Control of the Company as a result of making an offer to acquire all of the issued shares of the Company (other than those which are at the time owned by such person or by persons acting in concert with that person), or if there is otherwise a change of Control of the Company including by way of merger, consolidation or share exchange with any other person.

(ii)                                  A person becoming bound or entitled to acquire shares of the Company under sections 979 to 982 of the U.K. Companies Act 2006.

(iii)                               The court sanctioning a compromise or arrangement between the Company and its shareholders under section 899 of the U.K. Companies Act 2006, resulting in a change of Control of the Company.

(f)                                   “Code” means the U.S. Internal Revenue Code of 1986, as amended.  References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g)                                  “Committee” means the Compensation Committee of the Board, subject to the limitations and exceptions as provided in subparagraph IV(a).

(h)                                 “Company” shall have the meaning assigned to such term in Paragraph I.

(i)                                     “Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(j)                                    “Control” shall have the same meaning as in section 995 of the U.K. Income Tax Act 2007.

(k)                                 “Corporate Change” shall have the meaning assigned to such term in subparagraph XIII(c) of the Plan.

(l)                                     “Covered Employee” shall have the meaning assigned to such term within section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto); provided, however, that as the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of the grant of Performance Awards, who is likely to be a Covered Employee with respect to that fiscal year.

(m)                             “Director” means an individual who is a member of the Board.

(n)                                 An “employee” means any person in an employment relationship with the Company or any Subsidiary, including an executive Director.

(o)                                 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(p)                                 “Executive Officer” shall mean an executive officer of the Company that has been designated by the Company as subject to section 16 of the Exchange Act, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(q)                                 “Fair Market Value” means, as of any specified date, the mean of the closing share price of the Ordinary Shares (i) reported by the NASDAQ Stock Market LLC on that date or (ii) if the Ordinary Shares are no longer listed on the NASDAQ Stock Market LLC but are  listed on any other stock exchange, as reported on the stock exchange composite tape of such exchange on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Ordinary Shares are so reported.  If the Ordinary Shares are traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Ordinary Shares on the most recent date on which Ordinary Shares were publicly traded. In the event Ordinary Shares are not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and as is consistent with the requirements of section 409A of the Code.

(r)                                    “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

(s)                                   “including” means including without limitation.

(t)                                    “Non-Employee Share and Cash Award Plan” means Annex I to the Plan, as amended from time to time.

(u)                                 “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Ordinary Shares and Options that do not constitute Incentive Stock Options to purchase Ordinary Shares.

(v)                                 “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

(w)                               “Ordinary Shares” means the Class A ordinary shares, nominal value $0.01 per share, in the Company or any security into which such Ordinary Shares may be changed or converted by reason of any transaction or event of the type described in Paragraph XIII.

(x)                                 “Participant” means an employee who has been granted an Award under the Plan.

(y)                                 “Performance Award” means an Award granted under Paragraph IX of the Plan.

(z)                                  “Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.

(aa)                          “Phantom Stock Award” means an Award granted under Paragraph X of the Plan that may only be settled through the delivery of Ordinary Shares.

(bb)                          “Phantom Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

(cc)                            “Plan” shall have the meaning assigned to such term in Paragraph I.

(dd)                          “Qualified Member” means a member of the Committee who is a “nonemployee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Treasury Regulation §1.162-27 under section 162(m) of the Code.

(ee)                            “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

(ff)                              “Restricted Stock Award” means an Award granted under Paragraph VIII of the Plan.

(gg)                            “Restricted Stock Unit Agreement” means a written agreement between the company and a Participant with respect to a Restricted Stock Unit Award.

(hh)                          “Restricted Stock Unit Award” means a right, granted under Paragraph XI hereof, to receive Ordinary Shares at the end of a specified deferral period.

(ii)                                  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(jj)                                “Stock Appreciation Right” means a right to acquire, upon exercise of the right, Ordinary Shares having an aggregate value equal to the then excess of the Fair Market Value of the Ordinary Shares with respect to which the right is exercised over the exercise price therefor.

(kk)                          “Subsidiary” means an Affiliate that is a direct or indirect subsidiary of the Company within the meaning of section 1159 and Schedule 6 of the U.K. Companies Act 2006.

III.                              EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan was originally effective as of August 22, 2007 upon adoption by Cardtronics, Inc.  This amendment and restatement of the Plan shall become effective July 1, 2016.  No further Awards may be granted under the Plan after 10 years from July 1, 2016.  The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Restricted Stock Units, Performance Awards, Phantom Stock Awards, and Bonus Stock Awards have been satisfied, settled or expired.

IV.                               ADMINISTRATION

(a)                                 Composition of Committee.  The Plan shall be administered by the Committee; provided, however, that the Board may determine to administer the Plan from time to time, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” At any time that a member of a Committee is not a Qualified Member, any action of the applicable Committee relating to an Award granted or to be granted to a Participant who is then an Executive Officer, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members.  Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan.  Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, shareholders, Participants, beneficiaries, and permitted transferees under the Plan or other persons claiming rights from or through a Participant.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or comparable managers of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Executive Officers and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify.  The Committee may appoint agents to assist it in administering the Plan.

(b)                                 Powers.  Subject to the express provisions of the Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the eligible employees to whom, and the time or times at which, Awards shall be granted; (iii) determine the number of Ordinary Shares that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of Ordinary Shares issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment with the Company or any of its Subsidiaries, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Ordinary Shares pursuant to the Plan; (viii) delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to individuals subject to section 162(m) of the Code, or otherwise with respect to Awards granted to Executive Officers; (ix) subject to the restrictions contained within the Plan, terminate, modify or amend the Plan, (x) adopt sub-plans to the Plan as it considers necessary or desirable to take account of, mitigate or comply with taxation, securities, exchange control or other regulatory laws, and (xi) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.  In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees and Participants, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant.

(c)                                  Additional Powers.  The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan.  Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan.  Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability.  The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

(d)                                 Delegation of Authority by the Committee.  Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not an Executive Officer.  Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a Director, and the Committee may revoke such delegation at any time.  The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion.  In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

V.                                    SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

(a)                                 Shares Subject to the Plan and Award Limits.  Subject to adjustment in the same manner as provided in Paragraph XIII with respect to Ordinary Shares subject to Options then outstanding, the aggregate maximum number of Ordinary Shares that may be issued under the Plan and the Non-Employee Share and Cash Award Plan, and the aggregate maximum number of Ordinary Shares that may be issued under the Plan and the Non-Employee Share and Cash Award Plan through Incentive Stock Options, shall not exceed 9,679,393 Ordinary Shares.  Ordinary Shares shall be deemed to have been issued under the Plan and the Non-Employee Share and Cash Award Plan only to the extent actually issued and delivered pursuant to an Award.  To the extent that an Award lapses or the rights of its holder terminate, any Ordinary Shares subject to such Award shall again be available for the grant of an Award under the Plan and the Non-Employee Share and Cash Award Plan.  In addition, Ordinary Shares issued under the Plan and the Non-Employee Share and Cash Award Plan and forfeited from Participants and Ordinary Shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan and/ or the Non-Employee Share and Cash Award Plan.  Notwithstanding any provision in the Plan or Non-Employee Share and Cash Award Plan to the contrary, (i) the maximum number of Ordinary Shares that may be subject to Awards denominated in Ordinary Shares granted to any one individual during any calendar year may not exceed 1,500,000 Ordinary Shares, and (ii) the maximum amount of compensation that may be paid under all Awards denominated in cash (including the Fair Market Value of Ordinary Shares paid in satisfaction of Performance Awards) granted to any one individual during any calendar year may not exceed $3,500,000.  All payments due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award.

(b)                                 Grant of Awards.  The Committee may from time to time grant Awards to one or more employees determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

(c)                                  Shares Offered.  Subject to the limitations set forth in subparagraph V(a), the Ordinary Shares to be offered pursuant to the grant of an Award may be settled by the issue of new Ordinary Shares or Ordinary Shares held in treasury or Ordinary Shares acquired or to be acquired by an employee benefit trust.  Any of such Ordinary Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of Ordinary Shares to meet the requirements of the Plan.

VI.                               ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are employees of the Company or a Subsidiary, including an executive Director of the Company or Subsidiary.  An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, a Phantom Stock Award, a Bonus Stock Award, or any combination thereof.

VII.                          STOCK OPTIONS

(a)                                 Option Period.  The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

(b)                                 Limitations on Exercise of Option.  An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c)                                  Special Limitations on Incentive Stock Options.  An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted.  To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options.  The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.  No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Ordinary Shares subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.  Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d)                                 Option Agreement.  Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code.  Each Option Agreement shall specify the effect of termination or cessation of employment on the exercisability of the Option.  An Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto.  Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of Ordinary Shares under the Option equal to the number of Ordinary Shares with respect to which the Stock Appreciation Right is exercised (and vice versa).  In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Ordinary Shares exceeds the price specified therefor in the Option or the portion thereof to be surrendered.  The terms and conditions of the respective Option Agreements need not be identical.  Subject to the consent of the Participant where such an amendment would negatively impair the Participant’s rights under the Option Agreement, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

(e)                                  Option Price and Payment.  The price at which an Ordinary Share may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XIII, such purchase price shall not be less than the Fair Market Value of an Ordinary Share on the date such Option is granted.  The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee.  The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.  Separate share certificates may be issued by the Company for those Ordinary Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Ordinary Shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

(f)                                   Shareholder Rights and Privileges.  The Participant shall be entitled to all the privileges and rights of a shareholder only with respect to such Ordinary Shares as have been purchased under the Option and for which Ordinary Shares have been registered in the Participant’s name.

(g)                                  Options and Rights in Substitution for Options Granted by Other Employers.  Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options and such rights held by individuals who become employees of the Company or one of its Subsidiaries as a result of a merger or consolidation or other business transaction with the Company or any Subsidiary.

(h)                                 Repricing Prohibition.  Except as provided in Paragraph XIII, the Committee may not, without approval of the shareholders of the Company, (i) lower the purchase price under any outstanding Option or Stock Appreciation Right granted pursuant to the Plan, (ii) take any other action with respect to any such outstanding Option or Stock Appreciation Right that is treated as a repricing under United States generally accepted accounting principles, or (iii) cancel any such outstanding Option or Stock Appreciation Right when its purchase price exceeds the Fair Market Value of the underlying Ordinary Shares in exchange for cash, another Award or other equity.

VIII.                     RESTRICTED STOCK AWARDS

(a)                                 Forfeiture Restrictions To Be Established by the Committee.  Ordinary Shares that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and/ or compulsorily surrender or transfer the Ordinary Shares to (as the Committee may direct) the Company, an employee benefit trust or any third person under certain circumstances (the “Forfeiture Restrictions”).  The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon the attainment of one or more performance measures established by the Committee.  The Committee will also determine  the mechanism for forfeiting the Ordinary Shares subject to the Restricted Stock Award and may require the Participant to enter into such arrangements, as the Committee determines to be appropriate, in order to enforce the obligations of the Participant under the

Restricted Stock Agreement.  In the event that the Committee determines to subject the Restricted Stock Award to performance measures in order to create a “performance-based compensation” award as defined in section 162(m) of the Code, the performance conditions will be composed of and comply with the provisions of Paragraph IX of the Plan.  Where the Restricted Stock Award is not intended to be “performance-based compensation” under section 162(m) of the Code, any performance measures may be determined by the Committee in its sole discretion.  Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b)                                 Other Terms and Conditions.  Ordinary Shares awarded pursuant to a Restricted Stock Award shall be evidenced  in such manner as the Committee shall determine.  If a share certificate is registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to applicable Forfeiture Restrictions and other restrictions, that the Company retain physical possession of the certificates and/or  that the Participant deliver to the Company a share transfer form relating to the Ordinary Shares subject to the Restricted Stock Award.  Unless provided otherwise in a Restricted Stock Agreement and so long as the Restricted Stock Award is not subject to the Participant or the Company attaining one or more performance measures, the Participant shall have the right to receive dividends with respect to Ordinary Shares subject to a Restricted Stock Award, to vote Ordinary Shares subject thereto, and to enjoy all other shareholder rights, except that (i) the Participant shall not be entitled to delivery of the Ordinary Shares until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of any certificates representing Ordinary Shares subject to the Restricted Stock Award until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Ordinary Shares until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award, and (v) with respect to the payment of any dividend with respect to Ordinary Shares subject to a Restricted Stock Award directly to the Participant, each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to shareholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to shareholders of such class of shares.  At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination or cessation of employment (by retirement, disability, death, or otherwise, such terms of which shall be defined in any Restricted Stock Agreement) of a Participant prior to expiration of the Forfeiture Restrictions.  Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

(c)                                  Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for Ordinary Shares received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Ordinary Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)                                 Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards.  The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Ordinary Shares awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date.  Any action by the Committee pursuant to this subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant.  Notwithstanding the preceding provisions of this subparagraph, the Committee may not take any action described in this subparagraph with respect to a Restricted Stock Award that has been granted to a Covered Employee if such Award has been designed to meet the exception for “performance-based compensation” under section 162(m) of the Code.

(e)                                  Restricted Stock Agreements.  At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Restricted Stock Agreements need not be identical.  Subject to the consent of the Participant where such an amendment would negatively impair the Participant’s rights under the Restricted Stock Agreement, and the restriction set forth in the last sentence of subparagraph VIII(d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

IX.                              PERFORMANCE AWARDS

(a)                                 Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under subparagraph IX(b) hereof in the case of a Performance Award intended to qualify under section 162(m) of the Code.

(b)                                 Performance Awards.  If the Committee determines that a Performance Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award will be contingent upon achievement of pre-established performance goals and other terms set forth in this subparagraph IX(b).  The Committee may not exercise discretion to increase the amounts payable under any Performance Award subject to performance conditions for Awards intended to qualify as “performance-based compensation” to a Covered Employee.  For all Performance Awards granted to an eligible person who is not designated by the Committee as likely to be a Covered Employee, the grant, exercise and/or settlement of such a Performance Award may also be contingent upon the achievement of pre-established performance goals and other terms set forth in this subparagraph IX(b) or on any such other performance goals and terms determined appropriate by the Committee for the applicable performance period or eligible person.

(i)                                     Performance Goals Generally.  The performance goals for Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this subparagraph IX(b).  Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time the Committee actually establishes the performance goal or goals for grants to all eligible persons who are designated by the Committee as likely to be Covered Employees.  The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)                                  Business and Individual Criteria.

(A)                               Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow from operations; (5) free cash flow; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings before share-based compensation, intangible asset amortization expense, loss on disposal of assets, and extraordinary or non-recurring items; (19) total shareholder return; (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Ordinary Shares; (23) operating income; (24) gross margin and gross margin percentage; (25) pretax operating earnings before interest expense, share-based compensation, intangible asset amortization and extraordinary or non-recurring items; (26) adjusted net income and adjusted net income per diluted share as reported in public filings; (27) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies; (28) any of the above metrics presented as a percentage of revenues; and (29) any of the above criteria applied to operating segments within the Company.  The business criteria shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in any Award agreement, shall be subject to adjustment for specified significant extraordinary items or events, or nonrecurring transactions or events.  In this regard, business criteria based on the price of Ordinary Shares shall be proportionately adjusted for any changes in the price due to a share split, recapitalization or similar corporate transaction.  The Committee may exclude the impact of any of the following events or occurrences in establishing performance goals, which the Committee determines should appropriately be excluded: (a) asset write-downs; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses or changes to performance metrics associated with any acquisition or disposition by us or any subsidiary; and (k) to the extent set forth with reasonable particularity in connection with the establishment of performance goals, any other extraordinary events or occurrences identified by the Committee.

(B)                               Individual Criteria.  The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee.  If required for compliance with section 162(m) of the Code, such criteria shall be approved by the Company’s shareholders.

(iii)                               Performance Period; Timing for Establishing Performance Awards.  Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of up to 10 years, as specified by the Committee.  Performance goals shall be established no later than the earliest of the following to occur: (A) 90 days after the beginning of any performance period applicable to such Performance Awards, (B) the last date that would constitute less than 25% of the performance period applicable to such Performance Awards, or (C)  at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(iv)                              Performance Award Pool.  The Committee may, at its discretion, establish a Performance Award pool(s), which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards associated with any given performance period.  The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in subparagraph IX(b)(ii) hereof for eligible persons who are designated by the Committee as likely to be a Covered Employee, or based upon performance goal(s) as determined by the Committee for all other eligible persons, during the given performance period as specified by the Committee in accordance with subparagraph IX(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool(s) as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(v)                                 Payment of Performance Awards.  After the end of each designated performance period, the Committee shall determine the amount, if any, of (A) the applicable Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (B)  the amount of the potential Performance Award otherwise payable to each Participant.  Settlement of such Performance Awards shall be in Ordinary Shares or other Awards, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this subparagraph IX(b).  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination or cessation of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c)                                  Awards Criteria.  In determining the value of the settlement or payment of Performance Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.  The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the applicable performance period.

(d)                                 Termination of Award.  A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Subsidiaries at all times during the applicable performance period, except as may be determined by the Committee subject to the restrictions of section 162(m) of the Code.

(e)                                  Performance Award Agreement.  At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into an Award agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Performance Award Agreements need not be identical.  Subject to the consent of the Participant where such an amendment would negatively impair the Participant’s rights under the Award agreement, the Committee may, in its sole discretion, amend an outstanding Performance Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

(f)                                   Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, the achievement of performance goals relating to and final settlement of Performance Awards under subparagraph IX(b), shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code.  Notwithstanding the allowance in Paragraph IV of the Plan regarding delegation of duties or administration, the applicable Committee may not delegate any responsibilities described in this subparagraph IX(f) relating to such Performance Awards.

X.                                   PHANTOM STOCK AWARDS

(a)                                 Phantom Stock Awards.  Phantom Stock Awards are rights to receive Ordinary Shares with a value equal to any appreciation or increase in the Fair Market Value of Ordinary Shares over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives.  The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award.  A Phantom Stock Award may include a share settled Stock Appreciation Right that is granted independently of an Option; provided, however, that the exercise price per Ordinary Share subject to the Stock Appreciation Right shall be determined by the Committee but, subject to adjustment as provided in Paragraph XIII, such exercise price shall not be less than the Fair Market Value of an Ordinary Share on the date such Stock Appreciation Right is granted.

(b)                                 Award Period.  The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

(c)                                  Awards Criteria.  In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(d)                                 Payment.  Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award.  Payment of a Phantom Stock Award may only be made in Ordinary Shares.  Payment shall be made in a lump sum or in installments as prescribed by the Committee.  Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

(e)                                  Termination of Award.  A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Subsidiaries at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

(f)                                   Phantom Stock Award Agreements.  At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.  Subject to the consent of the Participant where such an amendment would negatively impair the Participant’s rights under the Award agreement, the Committee may, in its sole discretion, amend an outstanding Phantom Stock Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

XI.                              RESTRICTED STOCK UNIT AWARDS

(a)                                 Restricted Stock Unit Awards.  The Committee is authorized to grant Restricted Stock Units, which are rights to receive Ordinary Shares at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award), to a Participant, subject to the terms and conditions below as well as in any Restricted Stock Unit Award Agreement governing the Award.

(b)                                 Other Terms and Conditions.  Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant).  In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on the achievement of performance goals, whether or not specified in Paragraph IX, and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.  Restricted Stock Units shall be satisfied by the delivery of Ordinary Shares in the amount equal to the Fair Market Value of the specified number of Ordinary Shares covered by the Restricted Stock Units.

(c)                                  Dividend Equivalents.  Unless otherwise determined by the Committee at date of grant and specified in the Restricted Stock Unit Agreement, dividend equivalents on the specified number of Ordinary Shares covered by an Award of Restricted Stock Units shall be either (i) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in unrestricted Ordinary Shares having a Fair Market Value equal to the amount of such dividends, or (ii) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units; provided, however, no such dividend equivalent shall be paid or deferred as set forth above with respect to any such unit that remains contingent upon the Company or the Participant attaining  one or more performance measures.

(d)                                 Restricted Stock Unit Agreements.  At any time any Award is made under this Paragraph XI, the Company and the Participant shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Restricted Stock Unit Agreements need not be identical.  Subject to the consent of the Participant where such an amendment would negatively impair the Participant’s rights under the Award agreement, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Unit Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.

XII.                         BONUS STOCK AWARDS

Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted Ordinary Shares on such terms and conditions as the Committee shall determine.  Bonus Stock Awards shall be made over Ordinary Shares and need not be subject to performance criteria or objectives or to forfeiture.  The purchase price, if any, for Ordinary Shares issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.  Bonus Stock Awards may be utilized to grant Ordinary Shares in lieu of obligations to pay cash or deliver other property under other plans or compensatory arrangements, provided that, in the case of Executive Officers, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of

Ordinary Shares or other Awards are exempt from liability under Rule 16b-3.  In the case of any grant of Ordinary Shares to an officer of the Company or any of its Subsidiaries in lieu of salary or other cash compensation, the number of Ordinary Shares granted in place of such compensation shall be reasonable, as determined by the Committee.

XIII.                    RECAPITALIZATION OR REORGANIZATION

(a)                                 No Effect on Right or Power.  The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any variation in the share capital of the Company or any Affiliate or any other adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger, acquisition or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Ordinary Shares or the rights thereof, the winding up, dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, any demerger or any scheme of arrangement or any other corporate act or proceeding.

(b)                                 Subdivision or Consolidation of Shares; Share Dividends.  The shares with respect to which Awards may be granted are Ordinary Shares as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect:

(i)                                     any variation in the share capital of the Company (whenever effected) by way of a subdivision or consolidation or reduction or capitalization or rights issue or other variation of the Company’s share capital;

(ii)                                  the implementation of a demerger (in whatever form);

(iii)                               an exempt distribution within the meaning of section 1075 of the U.K. Corporation Tax Act 2009; and/or

(iv)                              the payment of a share dividend on Ordinary Shares without receipt of consideration by the Company or other dividend in specie or the payment of a special case which, in each case, materially affects the value of an Award;

the Committee shall adjust the Awards in such manner as it considers appropriate to ensure that  each holder of Awards does not experience a significant increase or decrease in the value of such Awards solely by reason of the transaction or event.  Without limitation, the number and class of shares with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.  Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c)                                  Recapitalizations and Corporate Changes.  Without prejudice to subparagraph XIII(b) above, if the Company recapitalizes, reclassifies its share capital, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of Ordinary Shares then covered by such Award.  If (i) there is a Change in Control Company Event, (ii) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity, (iii) there is the passing of a resolution for the voluntary winding up of the Company or a court makes an order for the winding up of the Company or an administration order, (iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including power to vote) of more than 50% of the outstanding shares of the Company’s voting share capital (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board, in each such case provided (A) the holders of equity securities of the Company immediately prior to such event do not beneficially own, directly or indirectly, immediately after such event equity securities of the resulting or surviving parent entity, the transferee entity or any new direct or indirect parent entity of the Company resulting from or surviving any such transaction entitled to 70% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting or surviving parent entity, the transferee entity or any new direct or indirect parent entity of the Company resulting from or surviving any such transaction in substantially the same proportion that they owned the equity securities of the Company immediately prior to such transaction or (B) the persons who were members of the Board immediately prior to such transaction shall not constitute at least a majority of the board of directors (or comparable governing body) of the resulting or surviving parent entity (unless the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the members of the Board immediately prior to such transaction), the transferee entity or any new direct or indirect parent entity of the Company resulting from or surviving any such event immediately after such event, (each such event is referred to herein as a “Corporate Change”), then no later than (x) 10 days after such Change in Control Company Event, reorganization, sale, lease, or exchange of assets or winding up or such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options or Stock Appreciation Rights held by any individual Participant: (1) accelerate the time at which Options or Stock Appreciation Rights then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such unexercised Awards and all rights of Participants thereunder shall terminate; (2) require the mandatory surrender by all or selected Participants of some or all of the outstanding Options or Stock Appreciation Rights held by such Participants (irrespective of whether such Awards are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in subparagraph XIII(d) below (the “Change of Control Value”) of the Ordinary Shares subject to such Awards over the exercise price(s) under such Awards for such Ordinary Shares; or (3) make such adjustments to Options or Stock Appreciation Rights then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Awards then outstanding), including adjusting such an Award to provide that the number and class of shares covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee in its sole discretion.  Notwithstanding the foregoing, upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender by selected Participants of some or all of the outstanding Awards other than Options or Stock Appreciation Rights as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value (which maximum value may be determined, if applicable and in the discretion of the Committee, based on the then Fair Market Value of the Ordinary Shares) of such Award which, in the event the applicable performance or vesting period set forth in such Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period; provided, however, that the Committee will not take any such action with regard to Performance Awards that are intended to be “performance-based compensation” under section 162(m) of the Code that would cause such Awards to fail to comply with section 162(m) of the Code and the regulations thereunder.  The Committee, in making any determinations with regard to discretionary actions allowed pursuant to this subparagraph XIII(c), shall, where it deems appropriate, endeavor to preserve the benefit of the affected Participant’s original arrangement with regard to the Award, as well as take into consideration the Participant’s role and position in the Company or the Participant’s past services to the Company.

(d)                                 Change of Control Value.  For the purposes of clause (2) in subparagraph XIII(c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to shareholders of the Company in any such Change in Control Company Event, sale of assets or winding up transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the Ordinary Shares into which such Options or Stock Appreciation Rights being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards.  In the event that the consideration offered to shareholders of the Company in any transaction described in this subparagraph XIII(d) or subparagraph XIII(c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e)                                  Other Changes in the Ordinary Shares.  In the event of changes in the outstanding Ordinary Shares by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions to the holders of Ordinary Shares occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XIII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of Ordinary Shares or other consideration subject to such Award so as to prevent the dilution or enlargement of rights.  In the event of any such change in the outstanding Ordinary Shares or distribution to the holders of Ordinary Shares, or upon the occurrence of any other event described in this Paragraph XIII, the aggregate maximum number of Ordinary Shares available under the Plan, the aggregate maximum number of Ordinary Shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of Ordinary Shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

(f)                                   Shareholder Action.  Any adjustment provided for in the above subparagraphs of this Paragraph XIII shall be subject to any required shareholder action, whether such requirement is imposed by an applicable exchange on which the Ordinary Shares is then traded or by law.

(g)                                  No Adjustments Unless Otherwise Provided.  Except as hereinbefore expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Ordinary Shares subject to Awards theretofore granted or the purchase price per share, if applicable.

XIV.                     AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any Ordinary Shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the shareholders of the Company, amend the Plan to increase the maximum aggregate number of Ordinary Shares that may be issued under the Plan, increase the maximum number of Ordinary Shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan.

This amendment and restatement of the Plan is not intended to affect the material terms of any Award granted prior to the effective date of this amended and restated Plan without the prior written consent of the affected Participant.

XV.                          MISCELLANEOUS

(a)                                 No Right To An Award. Neither the approval of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Restricted Stock Unit Award, a right to a Performance Award, a right to a Phantom Stock Award, a right to a Bonus Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b)                                 No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any individual any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

(c)                                  Limitation on Rights Conferred Under Plan.

(i)                                     Notwithstanding any provision of the Plan, the rights and obligations of any individual under the terms of his office or employment with the Company or any Subsidiary or any other Affiliate shall not be affected by his or her participation in the Plan or any right which he or she may have to participate in the Plan or acquire Ordinary Shares pursuant thereto.

(ii)                                  The grant of Awards shall not confer on the Participant any right with respect to continuance of employment by the Company or any Subsidiary or any Affiliate nor will it interfere in any way with the right of the Company or any Subsidiary or any other Affiliate to terminate the Participant’s employment at any time.

(iii)                               The grant of Awards to a Participant on one occasion does not entitle that individual to any further grants of Awards on any future occasion.

(iv)                              A Participant who is granted any Awards pursuant to the Plan shall have no rights to compensation or damages in consequence of the cessation of his or her office or employment with the Company or any Subsidiary or any other Affiliate for any reason whatsoever, whether or not in breach of contract, insofar as those rights arise or may arise from his or her ceasing to have rights under any Awards under the Plan as a result of such cessation or from the loss or diminution in value of such rights or entitlements.

(v)                                 An individual will have no right to compensation for any loss of rights or expectations under the Plan for any reason, for any exercise, or failure to exercise, any discretionary power by the Committee or its delegate under the Plan (including without limitation any alleged arbitrary or irrational exercise of a discretionary power), or for any decision to amend or terminate the Plan.  If an individual did acquire any such rights, he or she would be deemed to have waived them irrevocably by accepting the Award.

(d)                                 Payment Terms Applicable to All Awards. Except as specifically provided under the terms of the Plan and any applicable Award agreement, payments to be made by the Company or any of its Affiliates upon the exercise of an Option or other Award or settlement of an Award may only be made in the form of Ordinary Shares, and may be made in a single payment or transfer, in installments. Except as otherwise provided herein, the settlement of any Award may be accelerated in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Corporate Change). Installments may be required by the Committee (subject to Paragraph XIV of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the rules of section 409A of the Code and all regulations promulgated thereunder. Payments may include provisions for the payment or crediting of reasonable interest on installment payments. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(e)                                  Other Laws; Withholding. The Company shall not be obligated to issue any Ordinary Shares pursuant to any Award granted under the Plan at any time when the Ordinary Shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such Ordinary Shares. No fractional shares of Ordinary Shares shall be delivered, nor shall any cash in lieu of fractional shares be paid.  The Company shall have the right to deduct in connection with all Awards the minimum statutory amount necessary to satisfy federal, state and local taxes, domestic or foreign, required by law to be withheld, to require any payments required to enable it to satisfy its withholding obligations or to withhold that quantity of Ordinary Shares necessary to satisfy such tax obligations. This authority shall include authority to withhold or receive Ordinary Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Company.

(f)                                   Taxes.   Without limitation to subparagraph XV(e) above:

(i)                                     The Company and any Affiliate shall be entitled to withhold, and the Participant shall be obliged to pay, the amount of any tax, social insurance or social security contributions (including any amount of U.K. employer’s National Insurance contributions or payment on account liability which a Participant has agreed or elected to bear), payroll, fringe benefit or other taxes attributable to or payable in connection with or pursuant to the grant or any vesting, exercise, release or assignment of any Award or otherwise in connection with the acquisition or vesting of Ordinary Shares pursuant to an Award.

(ii)                                  The Committee may establish appropriate procedures to provide for any such payments, including but not limited to (1) the deduction of such payment from the salary or bonuses or any other amounts due to a Participant by the Company or any Affiliate at any time, (2) the sale of any number of Ordinary Shares acquired or to be acquired pursuant to the grant, vesting or exercise of an Award and the forwarding of the proceeds of any such sale to any appropriate revenue, tax or social insurance authority, (3) withholding in Ordinary Shares otherwise to be issued pursuant to the Awards, and (4) by direct collection from the Participant at any time.

(iii)                               Without prejudice to the generality of subparagraph XV(f)(ii) above, each Participant authorises the Company and any Affiliate to sell or procure the sale of sufficient Ordinary Shares following the vesting or exercise of his or her Award on his or her behalf to obtain sufficient funds to enable the Company or any Affiliate to discharge any obligation it may have to pay tax, social insurance or security contributions (including employer’s social security contributions or payment on account, where appropriate) or other tax liability obligation arising in respect of the vesting or exercise of the Award to the relevant revenue, tax or social insurance authorities.

(iv)                              The Company may withhold or account for any  tax, social insurance or social security contributions (including employer’s social security contributions or payment on account, where appropriate) or other tax liability due in connection with Awards by applying applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Ordinary Shares.  If such liabilities are satisfied by withholding in Ordinary Shares, the Participant will be deemed, for tax purposes, to have been issued the full number of Ordinary Shares subject to the Awards being settled, notwithstanding that a number of the Ordinary Shares is held back solely for the purpose of paying the liabilities.

(g)                                  No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(h)                                 Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in subparagraph VII(c)) shall not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of a Participant (other than the Company or an Affiliate) and shall not be transferable or assignable by a Participant.  Any Options or Stock Appreciation Rights may only be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative and, following the Participant’s death, only by his or her executor, administrator, personal representative or other legal representative of the Participant’s estate (as applicable).

(i)                                     Governing Law. In respect of Awards granted prior to July 1, 2016, the validity, construction and effect of the Plan shall be governed by the laws of the State of Delaware, without regard to conflicts of laws principles. In respect of Awards granted on or after July 1, 2016, the validity, construction and effect of the Plan shall be governed by the laws of England and Wales without regard to any conflict of laws principles and the English courts will have exclusive jurisdiction in respect of all disputes arising under or in connection with the any such Awards.

(j)                                    Section 409A of the Code.  This Plan and the Awards are generally not intended to be subject to section 409A of the Code.  To the extent the Plan or the Awards are subject to section 409A of the Code, the Plan and Awards are intended to comply with section 409A of the Code and shall be interpreted and operated accordingly. Notwithstanding this subparagraph XV(j), if the Plan or any Award is subject to section 409A of the Code, the Committee reserves the authority to amend the Plan or any Award as necessary to comply with section 409A of the Code or to ensure that section 409A of the Code does not apply to the Plan or the Award.

(k)                                 Data Protection. In consideration of receiving Awards under the Plan, Participants consent to the collection, use and transfer of personal data as described in this subparagraph XV(k).  Each Participant understands and acknowledges that:

(i)                                     The Company and its Affiliates hold certain personal information about him, including his name, home address and telephone number, date of birth, national insurance/social security number, salary, nationality, job title, any shares or directorships held in the Company, details of all rights to Shares awarded, cancelled, exercised, vested, unvested, or outstanding in his favour under the Plan or any other employees’ share scheme operated at any time by the Company or other Subsidiaries (“Data”).

(ii)                                  The Company and its Affiliates will transfer Data as necessary for the purposes of their Awards and may further transfer Data to third parties assisting the Company and/or Affiliates in relation to the Plan, or to future purchasers of the Company or its Affiliates or the business in which the Participant works.

(iii)                               Recipients of Data may be located in the European Economic Area or elsewhere. Participants authorise recipients (including the Company) to receive, possess, use, retain and transfer the Data (including any requisite transfer to a broker or other third party with whom they may elect to deposit any Shares acquired pursuant to an Award) as may be required for the subsequent holding of Shares on their behalf, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan.

(l)                                     Employee Trust. The Company and any Subsidiary may establish and/or an employee benefit trust to administer the Plan and may  (to the extent permitted by section 682 of the U.K. Companies Act 2006) provide monies to any trustee of any employee benefit trust established by the Company and any Subsidiary to enable them to acquire Ordinary Shares for the purposes of the Plan, or enter into any guarantee or indemnity for such purposes.

(m)                             Costs of Plan. The Company will pay all costs incurred in introducing and operating the Plan. Any Subsidiary whose employees receive Awards will, if requested, reimburse the Company for costs incurred in connection with granting and administering such Awards.

(n)                                 Third Party Rights. Except as provided in subparagraph XV(h), a person who is not a party to the grant of an Award under the Plan will have no right under the U.K. Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

ANNEX I

CARDTRONICS, INC.

THIRD AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN
(as assumed and adopted by Cardtronics plc, Effective July 1, 2016)

FOR NON-EMPLOYEE SHARE AND CASH AWARDS

I.                                        PURPOSE OF THE NON-EMPLOYEE SHARE PLAN AND CASH AWARD PLAN

This Annex to the CARDTRONICS, INC. THIRD AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN (as assumed and adopted by Cardtronics plc (the “Company”), effective July 1, 2016) (“Annex I” or the “Non-Employee Share and Cash Award Plan”) governs (i) the grant of Awards to Directors who are not employed by the Company or any Subsidiary and to Consultants, and (ii) the grants of cash-Awards and cash-settled Awards to any Participant.

II.                                   DEFINITIONS

The following definitions shall be applicable throughout the Non-Employee Share and Cash Award Plan unless specifically modified by any paragraph:

(a)                                 “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.  For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors or comparable governing body of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b)                                 “Annual Incentive Award” means a conditional right granted to a Participant under Paragraph IX of the Non-Employee Share and Cash Award Plan hereof to receive a cash payment, Ordinary Shares or other Awards, as determined by the Committee, after the end of a specified year; Annual Incentive Awards may be designed as “performance-based compensation” for purposes of section 162(m) of the Code, at the Committee’s discretion.

(c)                                  “Annual Incentive Award Agreement” means a written agreement between the Company and a Participant with respect to an Annual Incentive Award.

(d)                                 “Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Annual Incentive Award, Phantom Stock Award, or Bonus Stock Award granted under the Non-Employee Share and Cash Award Plan.

(e)                                  “Board” means the Board of Directors of the Company.

(f)                                   “Bonus Stock Award” means an Award granted under Paragraph XII of the Non-Employee Share and Cash Award Plan.

(g)                                  “Change in Control Company Event” means the occurrence of any of the following circumstances:

(i)                                     Any person (or group of persons acting in concert) obtains Control of the Company as a result of making an offer to acquire all of the issued shares of the Company (other than those which are at the time owned by such person or by persons acting in concert with that person), or if there is otherwise a change of Control of the Company including by way of merger, consolidation or share exchange with any other person.

(ii)                                  A person becoming bound or entitled to acquire shares of the Company under sections 979 to 982 of the U.K. Companies Act 2006.

(iii)                               The court sanctioning a compromise or arrangement between the Company and its shareholders under section 899 of the U.K. Companies Act 2006, resulting in a change of Control of the Company.

(h)                                 “Code” means the U.S. Internal Revenue Code of 1986, as amended.  References in the Non-Employee Share and Cash Award Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(i)                                     “Committee” means the Compensation Committee of the Board, subject to the limitations and exceptions as provided in subparagraph IV(a).

(j)                                    “Company” shall have the meaning assigned to such term in Paragraph I.

(k)                                 “Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(l)                                     “Control” shall have the same meaning as in section 995 of the U.K. Income Tax Act 2007.

(m)                             “Corporate Change” shall have the meaning assigned to such term in subparagraph XIII(c) of the Non-Employee Share and Cash Award Plan.

(n)                                 “Covered Employee” shall have the meaning assigned to such term within section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto); provided, however, that as the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of the grant of Performance Awards or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year.

(o)                                 “Director” means an individual who is a member of the Board.

(p)                                 An “employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.

(q)                                 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(r)                                    “Executive Officer” shall mean an executive officer of the Company that has been designated by the Company as subject to section 16 of the Exchange Act, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(s)                                   “Fair Market Value” means, as of any specified date, the mean of the closing share price of the Ordinary Shares (i) reported by the NASDAQ Stock Market LLC on that date or (ii) if the Ordinary Shares are no longer listed on the NASDAQ Stock Market LLC but are listed on any other stock exchange, as reported on the stock exchange composite tape of such exchange on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Ordinary Shares are so reported.  If the Ordinary Shares are traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Ordinary Shares on the most recent date on which Ordinary Shares were publicly traded.  In the event Ordinary Shares are not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and as is consistent with the requirements of section 409A of the Code.

(t)                                    “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

(u)                                 “Non-Employee Share and Cash Award Plan” means this Annex 1 as amended from time to time.

(v)                                 “Option” means an Award granted under Paragraph VII of the Non-Employee Share and Cash Award Plan and includes both Incentive Stock Options to purchase Ordinary Shares and Options that do not constitute Incentive Stock Options to purchase Ordinary Shares.

(w)                               “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

(x)                                 “Ordinary Shares” means the Class A ordinary shares, nominal value $0.01 per share, in the Company, or any security into which such Ordinary Shares may be changed or converted by reason of any transaction or event of the type described in Paragraph XIII of the Non-Employee Share and Cash Award Plan.

(y)                                 “Participant” means an employee, Consultant, or Director who has been granted an Award under the Non-Employee Share and Cash Award Plan.

(z)                                  “Performance Award” means an Award granted under Paragraph IX of the Non-Employee Share and Cash Award Plan.

(aa)                          “Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.

(bb)                          “Phantom Stock Award” means an Award granted under Paragraph X of the Non-Employee Share and Cash Award Plan.

(cc)                            “Phantom Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

(dd)                          “Plan” means the Cardtronics, Inc. Third Amended and Restated 2007 Stock Incentive Plan as assumed and adopted by Cardtronics plc.

(ee)                            “Qualified Member” means a member of the Committee who is a “nonemployee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Treasury Regulation §1.162-27 under section 162(m) of the Code.

(ff)                              “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

(gg)                            “Restricted Stock Award” means an Award granted under Paragraph VIII of the Non-Employee Share and Cash Award Plan.

(hh)                          “Restricted Stock Unit Agreement” means a written agreement between the company and a Participant with respect to a Restricted Stock Unit Award.

(ii)                                  “Restricted Stock Unit Award” means a right, granted under Paragraph XI hereof, to receive Ordinary Shares, cash or a combination thereof at the end of a specified deferral period.

(jj)                                “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(kk)                          “Stock Appreciation Right” means a right to acquire, upon exercise of the right, Ordinary Shares and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the Ordinary Shares with respect to which the right is exercised over the exercise price therefor.

(ll)                                  “Subsidiary” means an affiliate that is a direct or indirect subsidiary of the Company within the meaning of section 1159 and Schedule 6 of the U.K. Companies Act 2006.

III.                              EFFECTIVE DATE AND DURATION OF THE NON-EMPLOYEE SHARE AND CASH AWARD PLAN

The Non-Employee Share and Cash Award Plan shall become effective July 1, 2016.  No further Awards may be granted under the Non-Employee Share and Cash Award Plan after 10 years from July 1, 2016.  The Non-Employee Share and Cash Award Plan shall remain in effect until all Options granted under the Non-Employee Share and Cash Award Plan have been exercised or expired, all Restricted Stock Awards granted under the Non-Employee Share and Cash Award Plan have vested or been forfeited, and all Restricted Stock Units, Performance Awards, Annual Incentive Awards, Phantom Stock Awards, and Bonus Stock Awards have been satisfied, settled or expired.

IV.                               ADMINISTRATION

(a)                                 Composition of Committee.  The Non-Employee Share and Cash Award Plan shall be administered by the Committee; provided, however, that the Board may determine to administer the Non-Employee Share and Cash Award Plan from time to time, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” At any time that a member of a Committee is not a Qualified Member, any action of the applicable Committee relating to an Award granted or to be granted to a Participant who is then an Executive Officer, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of section 162(m) of the

Code and regulations thereunder, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members.  Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Non-Employee Share and Cash Award Plan.  Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, shareholders, Participants, beneficiaries, and permitted transferees under the Non-Employee Share and Cash Award Plan or other persons claiming rights from or through a Participant.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or comparable managers of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Executive Officers and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify.  The Committee may appoint agents to assist it in administering the Non-Employee Share and Cash Award Plan.

(b)                                 Powers.  Subject to the express provisions of the Non-Employee Share and Cash Award Plan and Rule 16b-3, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Non-Employee Share and Cash Award Plan; (ii) determine the eligible persons to whom, and the time or times at which, Awards shall be granted; (iii) determine the amount of cash and the number of Ordinary Shares, or any combination thereof, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical), including provisions defining or otherwise relating to (A) the term and the period or periods and extent of exercisability of the Options, (B) the extent to which the transferability of Ordinary Shares issued or transferred pursuant to any Award is restricted, (C) except as otherwise provided herein, the effect of termination of employment, or the service relationship with the Company or any of its Affiliates, of a Participant on the Award, and (D) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (v) accelerate the time of exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Non-Employee Share Non-Employee Share and Cash Award Plan; (vii) make determinations of the Fair Market Value of the Ordinary Shares pursuant to the Non-Employee Share and Cash Award Plan; (viii) delegate its duties under the Non-Employee Share and Cash Award Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to individuals subject to section 162(m) of the Code, or otherwise with respect to Awards granted to Executive Officers; (ix) subject to the restrictions contained within the Non-Employee Share and Cash Award Plan, terminate, modify or amend the Non-Employee Share and Cash Award Plan, (x) adopt sub-plans to the Non-Employee Share and Cash Award Plan as it considers necessary or desirable to take account of, mitigate or comply with taxation, securities, exchange control or other regulatory laws, and (xi) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Non-Employee Share and Cash Award Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.  In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant.

(c)                                  Additional Powers.  The Committee shall have such additional powers as are delegated to it by the other provisions of the Non-Employee Share and Cash Award Plan.  Subject to the express provisions of the Non-Employee Share and Cash Award Plan, this shall include the power to construe the Non-Employee Share and Cash Award Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Non-Employee Share and Cash Award Plan, to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Non-Employee Share and Cash Award Plan.  Subject to Rule 16b-3 and section 162(m) of the Code, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Non-Employee Share and Cash Award Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Non-Employee Share and Cash Award Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability.  The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

(d)                                 Delegation of Authority by the Committee.  Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Non-Employee Share and Cash Award Plan to the contrary, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Non-Employee Share and Cash Award Plan, and the right to grant Awards under the Non-Employee Share and Cash Award Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not an Executive Officer.  Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a Director, and the Committee may revoke such delegation at any time.  The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion.  In the event of any conflict in a determination or interpretation under the Non-Employee Share and Cash Award Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

V.                                    SHARES SUBJECT TO THE NON-EMPLOYEE SHARE AND CASH AWARD PLAN; AWARD LIMITS; GRANT OF AWARDS

(a)                                 Shares Subject to the Non-Employee Share and Cash Award Plan and Award Limits.  Subject to adjustment in the same manner as provided in Paragraph XIII hereof with respect to Ordinary Shares subject to Options then outstanding, the aggregate maximum number of Ordinary Shares that may be issued under the Non-Employee Share and Cash Award Plan and the Plan, and the aggregate maximum number of Ordinary Shares that may be issued under the Non-Employee Share and Cash Award Plan and the Plan through Incentive Stock Options, shall not exceed 9,679,393 Ordinary Shares.  Ordinary Shares shall be deemed to have been issued under the Non-Employee Share and Cash Award Plan only to the extent actually issued and delivered pursuant to an Award.  To the extent that an Award lapses or the rights of its holder terminate, any Ordinary Shares subject to such Award shall again be available for the grant of an Award under the Non-Employee Share and Cash Award Plan and/or the Plan.  In addition, Ordinary Shares issued under the Non-Employee Share and Cash Award Plan and forfeited from Participants and Ordinary Shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Non-Employee Share and Cash Award Plan and/or the Plan.  Notwithstanding any provision in the Non-Employee Share and Cash Award Plan and the Plan to the contrary, (i) the maximum number of Ordinary Shares that may be subject to Awards denominated in Ordinary Shares granted to any one individual during any calendar year may not exceed 1,500,000 shares, and (ii) the maximum amount of compensation that may be paid under all Awards denominated in cash (including the Fair Market Value of any Ordinary Shares paid in satisfaction of Performance Awards) granted to any one individual during any calendar year may not exceed $3,500,000.  All payments due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award.

(b)                                 Grant of Awards.  The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Non-Employee Share and Cash Award Plan in accordance with the terms of the Non-Employee Share and Cash Award Plan.

(c)                                  Shares Offered.  Subject to the limitations set forth in subparagraph V(a) hereof, the shares to be offered pursuant to the grant of an Award may be settled by the issue of new Ordinary Shares or Ordinary Shares held in treasury.  Any of such Ordinary Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Non-Employee Share and Cash Award Plan shall cease to be subject to the Non-Employee Share and Cash Award Plan but, until termination of the Non-Employee Share and Cash Award Plan, the Company shall at all times make available a sufficient number of Ordinary Shares to meet the requirements of the Non-Employee Share and Cash Award Plan.

VI.                               ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors.  An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Non-Employee Share and Cash Award Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, an Annual Incentive Award, a Phantom Stock Award, a Bonus Stock Award, or any combination thereof.

VII.                          STOCK OPTIONS

(a)                                 Option Period.  The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

(b)                                 Limitations on Exercise of Option.  An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c)                                  Special Limitations on Incentive Stock Options.  An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted.  To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options.  The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.  No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Ordinary Shares subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.  Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(d)                                 Option Agreement.  Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Non-Employee Share and Cash Award Plan as the Committee from time to time shall approve, including provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code.  Each Option Agreement shall specify the effect of termination or cessation of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option.  An Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto.  Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of Ordinary Shares under the Option equal to the number of Ordinary Shares with respect to which the Stock Appreciation Right is exercised (and vice versa).  In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Ordinary Shares exceeds the price specified therefor in the Option or the portion thereof to be surrendered.  The terms and conditions of the respective Option Agreements need not be identical.  Subject to the consent of the Participant where such an amendment would negatively impair the Participant’s rights under the Option Agreement, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Non-Employee Share and Cash Award Plan (including an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).

(e)                                  Option Price and Payment.  The price at which an Ordinary Share may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XIII hereof, such purchase price shall not be less than the Fair Market Value of an Ordinary Share on the date such Option is granted.  The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee.  The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.  Separate share certificates may be issued by the Company for those Ordinary Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Ordinary Shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

(f)                                   Shareholder Rights and Privileges.  The Participant shall be entitled to all the privileges and rights of a shareholder only with respect to such Ordinary Shares as have been purchased under the Option and for which Ordinary Shares have been registered in the Participant’s name.

(g)                                  Options and Rights in Substitution for Options Granted by Other Employers.  Options and Stock Appreciation Rights may be granted under the Non-Employee Share and Cash Award Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Subsidiary.

(h)                                 Repricing Prohibition.  Except as provided in Paragraph XIII hereof, the Committee may not, without approval of the shareholders of the Company, (i) lower the purchase price under any outstanding Option or Stock Appreciation Right granted pursuant to the Non-Employee Share and Cash Award Plan, (ii) take any other action with respect to any such outstanding Option or Stock Appreciation Right that is treated as a repricing under United States generally accepted accounting principles, or (iii) cancel any such outstanding Option or Stock Appreciation Right when its purchase price exceeds the Fair Market Value of the underlying Ordinary Shares in exchange for cash, another Award or other equity.

VIII.                     RESTRICTED STOCK AWARDS

(a)                                 Forfeiture Restrictions To Be Established by the Committee.  Ordinary Shares that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and/or compulsorily surrender or transfer the Ordinary Shares to (as the Committee may direct) the Company, an employee benefit trust or ay third person under certain circumstances (the “Forfeiture Restrictions”).  The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon the attainment of one or more performance measures established by the Committee.  The Committee will also determine the mechanism for forfeiting the Ordinary Shares subject to the Restricted Stock Award and may require the Participant to enter into such arrangements, as the Committee determines to be appropriate, in order to enforce the obligations of the Participant under the Restricted Stock Agreement.  In the event that the Committee determines to subject the Restricted Stock Award to performance measures in order to create a “performance-based compensation” award as defined in section 162(m) of the Code, the performance conditions will be composed of and comply with the provisions of Paragraph IX of the Non-Employee Share and Cash Award Plan.  Where the Restricted Stock Award is not intended to be “performance-based compensation” under section 162(m) of the Code, any performance measures may be determined by the Committee in its sole discretion.  Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

(b)                                 Other Terms and Conditions.  Ordinary Shares awarded pursuant to a Restricted Stock Award shall be evidenced in such manner as the Committee shall determine.  If a share certificate is registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to applicable Forfeiture Restrictions and other restrictions, that the Company retain physical possession of the certificates and/or that the Participant deliver to the Company a share transfer form relating to the Ordinary Shares subject to the Restricted Stock Award.  Unless provided otherwise in a Restricted Stock Agreement and so long as the Restricted Stock Award is not subject to the Participant or the Company attaining one or more performance measures, the Participant shall have the right to receive dividends with respect to Ordinary Shares subject to a Restricted Stock Award, to vote Ordinary Shares subject thereto, and to enjoy all other shareholder rights, except that (i) the Participant shall not be entitled to delivery of the Ordinary Shares until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of any certificates representing Ordinary Shares subject to the Restricted Stock Award until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the Ordinary Shares until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award, and (v) with respect to the payment of any dividend with respect to Ordinary Shares subject to a Restricted Stock Award directly to the Participant, each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to shareholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to shareholders of such class of shares.  At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination or cessation of employment or service as a Consultant or Director (by retirement, disability, death, or otherwise, such terms of which shall be defined in any Restricted Stock Agreement) of a Participant prior to expiration of the Forfeiture Restrictions.  Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

(c)                                  Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for Ordinary Shares received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Ordinary Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)                                 Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards.  The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Ordinary Shares awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date.  Any action by the Committee pursuant to this subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant.  Notwithstanding the preceding provisions of this subparagraph, the Committee may not take any action described in this subparagraph with respect to a Restricted Stock Award that has been granted to a Covered Employee if such Award has been designed to meet the exception for “performance-based compensation” under section 162(m) of the Code.

(e)                                  Restricted Stock Agreements.  At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Restricted Stock Agreements need not be identical.  Subject to the consent of the Participant where such an amendment would negatively impair the Participant’s rights under the Restricted Stock Agreement, and the restriction set forth in the last sentence of subparagraph VIII(d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Non-Employee Share and Cash Award Plan.

IX.                              PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

(a)                                 Performance Conditions.  The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under subparagraphs IX(b) and IX(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under section 162(m) of the Code.

(b)                                 Performance Awards.  If the Committee determines that a Performance Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award will be contingent upon achievement of pre-established performance goals and other terms set forth in this subparagraph IX(b).  The Committee may not exercise discretion to increase the amounts payable under any Performance Award subject to performance conditions for Awards intended to qualify as “performance-based compensation” to a Covered Employee.  For all Performance Awards granted to an eligible person who is not designated by the Committee as likely to be a Covered Employee, the grant, exercise and/or settlement of such a Performance Award may also be contingent upon the achievement of pre-established performance goals and other terms set forth in this subparagraph IX(b) or on any such other performance goals and terms determined appropriate by the Committee for the applicable performance period or eligible person.

(i)                                     Performance Goals Generally.  The performance goals for Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this subparagraph IX(b).  Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time the Committee actually establishes the performance goal or goals for grants to all eligible persons who are designated by the Committee as likely to be Covered Employees.  The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards.  Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)                                  Business and Individual Criteria.

(A)                               Business Criteria.  One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow from operations; (5) free cash flow; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings before share-based compensation, intangible asset amortization expense, loss on disposal of assets, and extraordinary or non-recurring items; (19) total shareholder return; (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Ordinary Shares; (23) operating income; (24) gross margin and gross margin percentage; (25) pretax operating earnings before interest expense, share-based compensation, intangible asset amortization and extraordinary or non-recurring items; (26) adjusted net income and adjusted net income per diluted share as reported in public filings; (27) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies; (28) any of the above metrics presented as a percentage of revenues; and (29) any of the above criteria applied to operating segments within the Company.  The business criteria shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in any Award agreement, shall be subject to adjustment for specified significant extraordinary items or events, or nonrecurring transactions or events.  In this regard, business criteria based on the price of Ordinary Shares shall be proportionately adjusted for any changes in the price due to a share split, recapitalization or similar corporate transaction.  One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under subparagraph IX(c) hereof. The Committee may exclude the impact of any of the following events or occurrences in establishing performance goals, which the Committee determines should appropriately be excluded: (a) asset write-downs; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary, unusual or nonrecurring items as described in the Accounting Standards Codification Topic 225, as the same may be amended or superseded from time to time; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses or changes to performance metrics associated with any acquisition or disposition by us or any subsidiary; and (k) to the extent set forth with reasonable particularity in connection with the establishment of performance goals, any other extraordinary events or occurrences identified by the Committee.

(B)                               Individual Criteria.  The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee.  If required for compliance with section 162(m) of the Code, such criteria shall be approved by the Company’s shareholders.

(iii)                               Performance Period; Timing for Establishing Performance Awards.  Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of up to 10 years, as specified by the Committee.  Performance goals shall be established no later than the earliest of the following to occur: (A) 90 days after the beginning of any performance period applicable to such Performance Awards, (B) the last date that would constitute less than 25% of the performance period applicable to such Performance Awards, or (C)  at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(iv)                              Performance Award Pool.  The Committee may, at its discretion, establish a Performance Award pool(s), which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards associated with any given performance period.  The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in subparagraph IX(b)(ii) hereof for eligible persons who are designated by the Committee as likely to be a Covered Employee, or based upon performance goal(s) as determined by the Committee for all other eligible persons, during the given performance period as specified by the Committee in accordance with subparagraph IX(b)(iii) hereof.  The Committee may specify the amount of the Performance Award pool(s) as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(v)                                 Payment of Performance Awards.  After the end of each designated performance period, the Committee shall determine the amount, if any, of (A) the applicable Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (B)  the amount of the potential Performance Award otherwise payable to each Participant.  Settlement of such Performance Awards shall be in cash, Ordinary Shares, other Awards or other property, in the discretion of the Committee.  The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this subparagraph IX(b).  The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination or cessation of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c)                                  Annual Incentive Awards.  If the Committee determines that an Annual Incentive Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this subparagraph IX(c).  The Committee may not exercise discretion to increase the amounts payable under any Annual Incentive Award subject to performance conditions for Awards intended to qualify as “performance-based compensation” to a Covered Employee.  For all Annual Incentive Awards granted to an eligible person who is not designated by the Committee as likely to be a Covered Employee, the grant, exercise and/or settlement of such an Annual Incentive Award may also be contingent upon the achievement of pre-established performance goals and other terms set forth in this subparagraph IX(c) or on any such other performance goals and terms determined appropriate by the Committee for the applicable performance period or eligible person.

(i)                                     Potential Annual Incentive Awards.  Not later than the end of the 90th day of each applicable year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code such as the last date that would constitute less than 25% of the applicable performance period year, the Committee shall determine the eligible persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under subparagraph IX (c)(i) hereof or as individual Annual Incentive Awards.  The amount potentially payable, with respect to Annual Incentive Awards, shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in subparagraph IX(b)(ii) hereof for eligible persons who are designated by the Committee as likely to be a Covered Employee, or based upon performance goal(s) as determined by the Committee for all other eligible persons, in the given performance year, as specified by the Committee.

(ii)                                  Annual Incentive Award Pool.  The Committee may, at its discretion, establish an Annual Incentive Award pool(s), which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards for any given performance year.  The amount of any Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in subparagraph IX(b)(ii) hereof for eligible persons who are designated by the Committee as likely to be a Covered Employee, or based upon performance goal(s) as determined by the Committee for all other eligible persons, during the given performance period, as specified by the Committee in accordance with subparagraph IX(b)(iii) hereof.  The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(iii)                               Payment of Annual Incentive Awards.  After the end of each applicable year, the Committee shall determine the amount, if any, of (A) the applicable Annual Incentive Award pool, and the maximum amount of the potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of the potential Annual Incentive Award otherwise payable to each Participant.  The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code.  The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or settlement of such Annual Incentive Award.

(d)                                 Awards Criteria.  In determining the value of the settlement or payment of Performance Awards and Annual Incentive Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.  The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award or Annual Incentive Award during the applicable performance period.

(e)                                  Termination of Award.  A Performance Award or an Annual Incentive Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee subject to the restrictions of section 162(m) of the Code.

(f)                                   Performance Award and Annual Incentive Award Agreements.  At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into an Award agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Performance Award Agreements, or the respective Annual Incentive Award Agreements, need not be identical.  Subject to the consent of the Participant where such an amendment would negatively impair the Participant’s rights under the Award agreement, the Committee may, in its sole discretion, amend an outstanding Performance Award or Annual Incentive Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Non-Employee Share and Cash Award Plan.

(g)                                  Written Determinations.  All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, the achievement of performance goals relating to and final settlement of Performance Awards under subparagraph IX(b) hereof, the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards, the achievement of performance goals relating to and final settlement of Annual Incentive Awards under subparagraph IX(c) hereof shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code.  Notwithstanding the allowance in Paragraph IV of the Non-Employee Share and Cash Award Plan regarding delegation of duties or administration, the applicable Committee may not delegate any responsibilities described in this subparagraph IX(g) relating to such Performance Awards or Annual Incentive Awards.

X.                                   PHANTOM STOCK AWARDS

(a)                                 Phantom Stock Awards.  Phantom Stock Awards are rights to receive Ordinary Shares (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Ordinary Shares over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives.  The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award.  A Phantom Stock Award may include a Stock Appreciation Right that is granted independently of an Option; provided, however, that the exercise price per Ordinary Share subject to the Stock Appreciation Right shall be determined by the Committee but, subject to adjustment as provided in Paragraph XIII hereof, such exercise price shall not be less than the Fair Market Value of an Ordinary Share on the date such Stock Appreciation Right is granted.

(b)                                 Award Period.  The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

(c)                                  Awards Criteria.  In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(d)                                 Payment.  Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award.  Payment of a Phantom Stock

Award may be made in cash, Ordinary Shares, or a combination thereof as determined by the Committee.  Payment shall be made in a lump sum or in installments as prescribed by the Committee.  Any payment to be made in cash shall be based on the Fair Market Value of the Ordinary Shares on the payment date or such other date as may be specified by the Committee in the Phantom Stock Award Agreement.  Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.

(e)                                  Termination of Award.  A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

(f)                                   Phantom Stock Award Agreements.  At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.  Subject to the consent of the Participant where such an amendment would negatively impair the Participant’s rights under the Award agreement, the Committee may, in its sole discretion, amend an outstanding Phantom Stock Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Non-Employee Share and Cash Award Plan.

XI.                              RESTRICTED STOCK UNIT AWARDS

(a)                                 Restricted Stock Unit Awards.  The Committee is authorized to grant Restricted Stock Units, which are rights to receive Ordinary Shares or cash (or a combination thereof) at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award), to a Participant, subject to the terms and conditions below as well as in any Restricted Stock Unit Award Agreement governing the Award.

(b)                                 Other Terms and Conditions.  Settlement of an Award of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant).  In addition, Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on the achievement of performance goals, whether or not specified in Paragraph IX hereof, and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.  Restricted Stock Units shall be satisfied by the delivery of cash or Ordinary Shares in the amount equal to the Fair Market Value of the specified number of Ordinary Shares covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(c)                                  Dividend Equivalents.  Unless otherwise determined by the Committee at date of grant and specified in the Restricted Stock Unit Agreement, dividend equivalents on the specified number of Ordinary Shares covered by an Award of Restricted Stock Units shall be either (i) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in unrestricted Ordinary Shares having a Fair Market Value equal to the amount of such dividends, or (ii) deferred with respect to such Restricted Stock Units and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units; provided, however, no such dividend equivalent shall be paid or deferred as set forth above with respect to any such unit that remains contingent upon the Company or the Participant attaining  one or more  performance measures.

(d)                                 Restricted Stock Unit Agreements.  At any time any Award is made under this Paragraph XI, the Company and the Participant shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.  The terms and provisions of the respective Restricted Stock Unit Agreements need not be identical.  Subject to the consent of the Participant where such an amendment would negatively impair the Participant’s rights under the Award agreement, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Unit Agreement from time to time in any manner that is not inconsistent with the provisions of the Non-Employee Share and Cash Award Plan.

XII.                         BONUS STOCK AWARDS

Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted Ordinary Shares on such terms and conditions as the Committee shall determine.  Bonus Stock Awards shall be made over Ordinary Shares and need not be subject to performance criteria or objectives or to forfeiture.  The purchase price, if any, for Ordinary Shares issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.  Bonus Stock Awards may be utilized to grant Ordinary Shares in lieu of obligations to pay cash or deliver other property under the Non-Employee Share and Cash Award Plan or under other plans or compensatory arrangements, provided that, in the case of Executive Officers, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Ordinary Shares or other Awards are exempt from liability under Rule 16b-3.  In the case of any grant of Ordinary Shares to an officer of the Company or any of its Affiliates in lieu of salary or other cash compensation, the number of Ordinary Shares granted in place of such compensation shall be reasonable, as determined by the Committee

XIII.                    RECAPITALIZATION OR REORGANIZATION

(a)                                 No Effect on Right or Power.  The existence of the Non-Employee Share and Cash Award Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any variation in the share capital of the Company or any Affiliate or any other adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger, acquisition or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Ordinary Shares or the rights thereof, the winding up, dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, any demerger or any scheme of arrangement or any other corporate act or proceeding.

(b)                                 Subdivision or Consolidation of Shares; Share Dividends.  The shares with respect to which Awards may be granted are Ordinary Shares as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect:

(i)                                     any variation in the share capital of the Company (whenever effected) by way of a subdivision or consolidation or reduction or capitalization or rights issue or other variation of the Company’s share capital;

(ii)                                  the implementation of a demerger (in whatever form);

(iii)                               an exempt distribution within the meaning of section 1075 of the U.K. Corporation Tax Act 2009; and/or

(iv)                              the payment of a share dividend on Ordinary Shares without receipt of consideration by the Company or other dividend in specie or the payment of a special case which, in each case, materially affects the value of an Award;

the Committee shall adjust the Awards in such manner as it considers appropriate to ensure that  each holder of Awards does not experience a significant increase or decrease in the value of such Awards solely by reason of the transaction or event.  Without limitation,  the number and class of shares with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.  Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c)                                  Recapitalizations and Corporate Changes.   Without prejudice to subparagraph XIII(b) above, if the Company recapitalizes, reclassifies its share capital, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of Ordinary Shares then covered by such Award.  If (i) there is a Change in Control Company Event, (ii) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity, (iii) there is the passing of a resolution for the voluntary winding up of the Company or a court makes an order for the winding up of the Company or an administration order, (iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including power to vote) of more than 50% of the outstanding shares of the Company’s voting share capital (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board, in each such case provided (A) the holders of equity securities of the Company immediately prior to such event do not beneficially own, directly or indirectly, immediately after such event equity securities of the resulting or surviving parent entity, the transferee entity or any new direct or indirect parent entity of the Company resulting from or surviving any such transaction entitled to 70% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting or surviving parent entity, the transferee entity or any new direct or indirect parent entity of the Company resulting from or surviving any such transaction in substantially the same proportion that they owned the equity securities of the Company immediately prior to such transaction or (B) the persons who were members of the Board immediately prior to such transaction shall not constitute at least a majority of the board of directors (or comparable governing body) of the resulting or surviving parent entity (unless the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the members of the Board immediately prior to such transaction), the transferee entity or any new direct or indirect parent entity of the Company resulting from or surviving any such event immediately after such event,  (each such event is referred to herein as a “Corporate Change”), then no later than (x) 10 days after such Change in Control Company Event, reorganization, sale, lease, or exchange of assets or winding up or such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options or Stock Appreciation Rights held by any individual Participant: (1) accelerate the time at which Options or Stock Appreciation Rights then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such unexercised Awards and all rights of Participants thereunder shall terminate; (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options or Stock

Appreciation Rights held by such Participants (irrespective of whether such Awards are then exercisable under the provisions of the Non-Employee Share and Cash Award Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in subparagraph XIII(d) below (the “Change of Control Value”) of the Ordinary Shares subject to such Awards over the exercise price(s) under such Awards for such Ordinary Shares; or (3) make such adjustments to Options or Stock Appreciation Rights then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Awards then outstanding), including adjusting such an Award to provide that the number and class of shares covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee in its sole discretion.  Notwithstanding the foregoing, upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Awards other than Options or Stock Appreciation Rights as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value (which maximum value may be determined, if applicable and in the discretion of the Committee, based on the then Fair Market Value of the Ordinary Shares) of such Award which, in the event the applicable performance or vesting period set forth in such Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period; provided, however, that the Committee will not take any such action with regard to Performance Awards and Annual Incentive Awards that are intended to be “performance-based compensation” under section 162(m) of the Code that would cause such Awards to fail to comply with section 162(m) of the Code and the regulations thereunder.  The Committee, in making any determinations with regard to discretionary actions allowed pursuant to this subparagraph XIII(c), shall, where it deems appropriate, endeavor to preserve the benefit of the affected Participant’s original arrangement with regard to the Award, as well as take into consideration the Participant’s role and position in the Company or the Participant’s past services to the Company.

(d)                                 Change of Control Value.  For the purposes of clause (2) in subparagraph XIII(c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to shareholders of the Company in any such Change in Control Company Event, sale of assets or winding up transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the Fair Market Value per Ordinary Share of the shares into which such Options or Stock Appreciation Rights being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards.  In the event that the consideration offered to shareholders of the Company in any transaction described in this subparagraph XIII(d) or subparagraph XIII(c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e)                                  Other Changes in the Ordinary Shares.  In the event of changes in the outstanding Ordinary Shares by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions to the holders of Ordinary Shares occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XIII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of Ordinary Shares or other consideration subject to such Award so as to prevent the dilution or enlargement of rights.  In the event of any such change in the outstanding Ordinary Shares or distribution to the holders of Ordinary Shares, or upon the occurrence of any other event described in this Paragraph XIII, the aggregate maximum number of Ordinary Shares available under the Non-Employee Share and Cash Award Plan, the aggregate maximum number of Ordinary Shares that may be issued under the Non-Employee Share and Cash Award Plan through Incentive Stock Options, and the maximum number of Ordinary Shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

(f)                                   Stockholder Action.  Any adjustment provided for in the above subparagraphs of this Paragraph XIII shall be subject to any required shareholder action, whether such requirement is imposed by an applicable exchange on which the Ordinary Shares is then traded or by law.

(g)                                  No Adjustments Unless Otherwise Provided.  Except as hereinbefore expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Ordinary Shares subject to Awards theretofore granted or the purchase price per share, if applicable.

XIV.                     AMENDMENT AND TERMINATION OF THE NON-EMPLOYEE SHARE AND CASH AWARD PLAN

The Board in its discretion may terminate the Non-Employee Share and Cash Award Plan at any time with respect to any Ordinary Shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Non-Employee Share and Cash Award Plan or any part thereof from time to time; provided that no change in the Non-Employee Share and Cash Award Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the shareholders of the Company, amend the Non-Employee Share and Cash Award Plan to increase the maximum aggregate number of Ordinary Shares that may be issued under the Non-Employee Share and Cash Award Plan, increase the maximum number of Ordinary Shares that may be issued under the Non-Employee Share and Cash Award Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Non-Employee Share and Cash Award Plan.

XV.                          MISCELLANEOUS

(a)                                 No Right To An Award. Neither the approval of the Non-Employee Share and Cash Award Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Restricted Stock Unit Award, a right to a Performance Award, a right to an Annual Incentive Award, a right to a Phantom Stock Award, a right to a Bonus Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Non-Employee Share and Cash Award Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b)                                 No Employment/Membership Rights Conferred. Nothing contained in the Non-Employee Share and Cash Award Plan shall (i) confer upon any individual any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Non-Employee Share and Cash Award Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

(c)                                  Limitation on Rights Conferred Under Non-Employee Share and Cash Award Plan.

(i)                                     Notwithstanding any provision of the Non-Employee Share and Cash Award Plan, the rights and obligations of any individual under the terms of his office or employment with the Company or any Affiliate shall not be affected by his or her participation in the Non-Employee Share and Cash Award Plan or any right which he or she may have to participate in the Non-Employee Share and Cash Award Plan or acquire Ordinary Shares pursuant thereto.

(ii)                                  The grant of Awards shall not confer on the Participant any right with respect to continuance of employment by the Company or any Affiliate, nor will it interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment at any time.

(iii)                               The grant of Awards to a Participant on one occasion does not entitle that individual to any further grants of Awards on any future occasion.

(iv)                              A Participant who is granted any Awards pursuant to the Non-Employee Share and Cash Award Plan shall have no rights to compensation or damages in consequence of the cessation of his or her office or employment with the Company or any Affiliate for any reason whatsoever, whether or not in breach of contract, insofar as those rights arise or may arise from his or her ceasing to have rights under any Awards under the Non-Employee Share and Cash Award Plan as a result of such cessation or from the loss or diminution in value of such rights or entitlements.

(v)                                 An individual will have no right to compensation for any loss of rights or expectations under the Non-Employee Share and Cash Award Plan for any reason, for any exercise, or failure to exercise, any discretionary power by the Committee or its delegate under the Non-Employee Share and Cash Award Plan (including any alleged arbitrary or irrational exercise of a discretionary power), or for any decision to amend or terminate the Non-Employee Share and Cash Award Plan.  If an individual did acquire any such rights, he or she would be deemed to have waived them irrevocably by accepting the Award.

(d)                                 Payment Terms Applicable to All Awards. Except as specifically provided  under the terms of the Non-Employee Share and Cash Award Plan and any applicable Award agreement, payments to be made by the Company or any of its Affiliates upon the exercise of an Option or other Award or settlement of an Award may be made in such form as the Committee shall determine, including (without limitation) cash, Ordinary Shares, other Awards or other property, and may be made in a single payment or transfer, in installments. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Ordinary Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Corporate Change). Installments may be required by the Committee (subject to Paragraph XIV of the Non-Employee Share and Cash Award Plan) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with the rules of section 409A of the Code and all regulations promulgated thereunder. Payments may include provisions for the payment or crediting of reasonable interest on installment payments. This Non-Employee Share and Cash Award Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(e)                                  Other Laws; Withholding. The Company shall not be obligated to issue any Ordinary Shares pursuant to any Award granted under the Non-Employee Share and Cash Award Plan at any time when the Ordinary Shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such Ordinary Shares. No fractional shares of Ordinary Shares shall be delivered, nor shall any cash in lieu of fractional shares be paid.  The Company shall have the right to deduct in connection with all Awards the minimum statutory amount necessary to satisfy federal, state and local taxes, domestic or foreign, required by law to be withheld, to require any payments required to enable it to satisfy its withholding obligations or to withhold that quantity of Ordinary Shares necessary to satisfy such tax obligations. This authority shall include authority to withhold or receive Ordinary Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Company.

(f)                                   Taxes.  Without limitation to subparagraph XV(e) above:

(i)                                     The Company and any Affiliate shall be entitled to withhold, and the Participant shall be obliged to pay, the amount of any tax, social insurance or social security contributions (including any amount of U.K. employer’s National Insurance contributions or payment on account liability which a Participant has agreed or elected to bear), payroll, fringe benefit or other taxes attributable to or payable in connection with or pursuant to the grant or any vesting, exercise, release or assignment of any Award or otherwise in connection with the acquisition or vesting of Ordinary Shares pursuant to an Award.

(ii)                                  The Committee may establish appropriate procedures to provide for any such payments, including but not limited to (1) the deduction of such payment from the salary or bonuses or any other amounts due to a Participant by the Company or any Affiliate at any time, (2) the sale of any number of Ordinary Shares acquired or to be acquired pursuant to the grant, vesting or exercise of an Award and the forwarding of the proceeds of any such sale to any appropriate revenue, tax or social insurance authority, and (3) by direct collection from the Participant at any time.

(iii)                               Without prejudice to the generality of subparagraph XV(f)(ii) above, each Participant authorises the Company, any Affiliate to sell or procure the sale of sufficient Shares following the vesting or exercise of his or her Award on his or her behalf to obtain sufficient funds to enable the Company or any Affiliate to discharge any obligation it may have to pay tax, social insurance or social security contributions (including employer’s social security contributions or payment on account, where appropriate) or other tax liability obligation arising in respect of the vesting or exercise of the Award to the relevant revenue, tax or social insurance authorities.

(g)                                  No Restriction on Corporate Action. Nothing contained in the Non-Employee Share and Cash Award Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Non-Employee Share and Cash Award Plan or any

Award made under the Non-Employee Share and Cash Award Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

(h)                                 Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in subparagraph VII(c) hereof) shall not be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of a Participant (other than the Company or an Affiliate) and shall not be transferable or assignable by a Participant otherwise than pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, or with the consent of the Committee.  Any Options or Stock Appreciation Rights may only be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative and, following the Participant’s death, only by his or her executor, administrator, personal representative or other legal representative of the Participant’s estate (as applicable).

(i)                                     Governing Law. In respect of Awards granted prior to 1 July 2016, the validity, construction and effect of the Non-Employee Share and Cash Award Plan shall be governed by the laws of the State of Delaware, without regard to conflicts of laws principles. In respect of Awards granted on or after 1 July 2016, the validity, construction and effect of the Non-Employee Share and Cash Award Plan shall be governed by the laws of England and Wales without regard to any conflict of laws principles and the English courts will have exclusive jurisdiction in respect of all disputes arising under or in connection with or any such Awards.

(j)                                    Section 409A of the Code.  This Non-Employee Share and Cash Award Plan and the Awards are generally not intended to be subject to section 409A of the Code.  To the extent the Non-Employee Share and Cash Award Plan or the Awards are subject to section 409A of the Code, the Non-Employee Share and Cash Award Plan and Awards are intended to comply with section 409A of the Code and shall be interpreted and operated accordingly.  Notwithstanding any provision of this subparagraph XV(j), if the Non-Employee Share and Cash Award Plan or any Award is subject to section 409A of the Code, the Committee reserves the authority to amend the Non-Employee Share and Cash Award Plan or any Award as necessary to comply with section 409A of the Code or to ensure that section 409A of the Code does not apply to the Non-Employee Share and Cash Award Plan or the Award.

(k)                                 Data Protection. In consideration of receiving Awards under the Non-Employee Share and Cash Award Plan, Participants consent to the collection, use and transfer of personal data as described in this subparagraph XV(k).  Each Participant understands and acknowledges that:

(i)                                     The Company and its Affiliates hold certain personal information about him, including his name, home address and telephone number, date of birth, national insurance/social security number, salary, nationality, job title, any shares or directorships held in the Company, details of all rights to Shares awarded, cancelled, exercised, vested, unvested, or outstanding in his favour under the Non-Employee Share and Cash Award Plan or any other employees’ share scheme operated at any time by the Company or other Affiliates (“Data”).

(ii)                                  The Company and its Affiliates will transfer Data as necessary for the purposes of their Awards and may further transfer Data to third parties assisting the Company and/or Affiliates in relation to the Non-Employee Share and Cash Award Plan, or to future purchasers of the Company or its Affiliates or the business in which the Participant works.

(iii)                               Recipients of Data may be located in the European Economic Area or elsewhere. Participants authorise recipients (including the Company) to receive, possess, use, retain and transfer the Data (including any requisite transfer to a broker or other third party with whom they may elect to deposit any Shares acquired pursuant to an Award) as may be required for the subsequent holding of Shares on their behalf, in electronic or other form, for the purposes of implementing, administering and managing participation in the Non-Employee Share and Cash Award Plan.

(l)                                     Costs of Non-Employee Share and Cash Award Plan. The Company will pay all costs incurred in introducing and operating the Non-Employee Share and Cash Award Plan. Any Affiliate whose employees receive Awards will, if requested, reimburse the Company for costs incurred in connection with granting and administering such Awards.

(m)                             Third Party Rights. Except as provided in subparagraph XV(h) hereof, a person who is not a party to the grant of an Award under the Non-Employee Share and Cash Award Plan will have no right under the U.K. Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

EXHIBIT B

Summary of Terms and Conditions of Assumed Awards

Relating to Awards granted to Employees under the 2007 Plan

This Exhibit memorializes the terms and conditions of the Assumed Awards which relate to Outstanding Awards granted to employees of the Company and its subsidiaries under the 2007 Plan, applicable from the Effective Time of the Merger.

Capitalized terms used in this Exhibit shall have the same meanings as in the Deed of Assumption to which this Exhibit is appended, unless otherwise defined herein.

The  terms and conditions of the Assumed Awards to which this Exhibit relates are summarized as follows:

1.              Governing Documents.  Each Assumed Award shall be governed by the terms and conditions of the Cardtronics, Inc. Third Amended and Restated 2007 Stock Incentive Plan, which applies to each such Assumed Award the same terms and conditions that applied to the corresponding Outstanding Award immediately before the Effective Time except as set out herein, and the same terms and conditions as set out in the award agreement (and any sub-plan and notices) applicable to the original Outstanding Award (including any relevant appendices thereto) except as set out herein, and such terms and conditions shall take precedence over, replace and supersede any conflicting terms and conditions thereof.

2.              Settlement. Each Assumed Option and Assumed Unit shall be settled upon exercise or vesting (respectively) using Ordinary Shares only and shall not be settled using shares of Common Stock nor in cash.  Each Assumed Stock Award shall be over Ordinary Shares only. All references to Cardtronics, Inc. and its Common Stock shall be changed to Cardtronics plc and its Ordinary Shares.

3.              Number of Shares. The number of Ordinary Shares subject to each Assumed Award shall be equal to the number of shares of Common Stock subject to the corresponding original Outstanding Award immediately prior to the Effective Time.

4.              Exercise Price. The per-share exercise price of each Assumed Option shall be equal to the per-share exercise price of the corresponding Outstanding Option immediately prior to the Effective Time.

5.              Grant Date. For purposes of the terms and conditions of the Assumed Awards, the date of grant of each Assumed Award shall be the date on which the corresponding original Outstanding Award was granted.

6.              Vesting Schedule. The vesting schedule applicable to each Assumed Award shall be the same as the vesting schedule applicable to the corresponding original Outstanding Award as in effect immediately prior to the Effective Time and commencing from the date on which the original Outstanding Award was granted.

7.              Transfer. Assumed Awards, and any interests, rights and obligations with respect thereto, may not be transferred by the holders of such awards to any other person.

8.              Nominal Value Payment. Notwithstanding any term to the contrary in any award agreement applicable to Assumed Awards, in no event shall the Company issue or transfer its Ordinary Shares to satisfy an obligation under any Assumed Award unless the Company receives payment of the nominal value of US$0.01 per share in compliance with applicable laws.

EXHIBIT C

Summary of Terms and Conditions of Assumed Awards

Relating to Awards Granted to Non-Employees under the 2007 Plan

This Exhibit memorializes the terms and conditions of the Assumed Awards which relate to Outstanding Awards granted to individuals who were not (at the time of grant of such Outstanding Awards) employees of the Company or of any of its subsidiaries under the 2007 Plan, applicable from the Effective Time of the Merger.

Capitalized terms used in this Exhibit shall have the same meanings as in the Deed of Assumption to which this Exhibit is appended, unless otherwise defined herein.

The terms and conditions of the Assumed Awards to which this Exhibit relates are summarized as follows:

1.              Governing Documents. Each Assumed Award relating to an Outstanding Award granted to an individual who was not (at the time of grant of the Outstanding Award) an employee of the Company or any of its subsidiaries under the 2007 Plan shall be governed by the terms and conditions of the Annex to the Cardtronics, Inc. Third Amended and Restated 2007 Stock Incentive Plan (applicable to non-employee share and cash awards), which applies to each such Assumed Award the same terms and conditions that applied to the corresponding Outstanding Award immediately before the Effective Time except as set out herein, and the same terms and conditions as set out in the award agreement (and any sub-plan and notices) applicable to the original Outstanding Award (including any relevant appendices thereto) except as set out herein, and such terms and conditions shall take precedence over, replace and supersede any conflicting terms and conditions thereof.

2.              Settlement. Each Assumed Award shall be over Ordinary Shares and not shares of Common Stock.  All references to Cardtronics, Inc. and its Common Stock shall be changed to Cardtronics plc and its Ordinary Shares.

3.              Number of Shares. The number of Ordinary Shares subject to each Assumed Award shall be equal to the number of shares of Common Stock subject to the corresponding original Outstanding Award immediately prior to the Effective Time.

4.              Exercise Price. The per-share exercise price of each Assumed Option shall be equal to the per-share exercise price of the corresponding Outstanding Option immediately prior to the Effective Time.

5.              Grant Date. For purposes of the terms and conditions of the Assumed Awards, the date of grant of each Assumed Award shall be the date on which the corresponding original Outstanding Award was granted.

6.              Vesting Schedule. The vesting schedule applicable to each Assumed Award shall be the same as the vesting schedule applicable to the corresponding original Outstanding Award as in effect immediately prior to the Effective Time and commencing from the date on which the original Outstanding Award was granted.

7.              Nominal Value Payment. Notwithstanding any term to the contrary in any award agreement applicable to Assumed Awards, in no event shall the Company issue or transfer its Ordinary Shares to satisfy an obligation under any Assumed Award unless the Company receives payment of the nominal value of US$0.01 per share in compliance with applicable laws.

EXHIBIT D

Summary of Terms and Conditions of Assumed Options

Relating to Options Granted to Employees under the 2001 Plan

This Exhibit memorializes the terms and conditions of the Assumed Options which relate to Outstanding Options granted to employees of the Company and its subsidiaries under the 2001 Plan, applicable from the Effective Time of the Merger.

Capitalized terms used in this Exhibit shall have the same meanings as in the Deed of Assumption to which this Exhibit is appended, unless otherwise defined herein.

The  terms and conditions of the Assumed Options to which this Exhibit relates are summarized as follows:

1.              Governing Documents. Each Assumed Option shall be governed by the terms and conditions of the 2001 Plan, which applies to each such Assumed Option the same terms and conditions that applied to the corresponding Outstanding Option immediately before the Effective Time except as set out herein, and the same terms and conditions as set out in the award agreement (and any sub-plan and notices) applicable to the original Outstanding Option (including any relevant appendices thereto) except as set out herein, and such terms and conditions shall take precedence over, replace and supersede any conflicting terms and conditions thereof.

2.              Settlement. Each Assumed Option shall be settled upon exercise using Ordinary Shares only and shall not be settled using shares of Common Stock nor in cash.  All references to Cardtronics, Inc. and its Common Stock shall be changed to Cardtronics plc and its Ordinary Shares.

3.              Number of Shares. The number of Ordinary Shares subject to each Assumed Option shall be equal to the number of shares of Common Stock subject to the corresponding original Outstanding Option immediately prior to the Effective Time.

4.              Exercise Price. The per-share exercise price of each Assumed Option shall be equal to the per-share exercise price of the corresponding Outstanding Option immediately prior to the Effective Time.

5.              Grant Date. For purposes of the terms and conditions of the Assumed Options, the date of grant of each Assumed Option shall be the date on which the corresponding original Outstanding Option was granted.

6.              Vesting Schedule. The vesting schedule applicable to each Assumed Option shall be the same as the vesting schedule applicable to the corresponding original Outstanding Option as in effect immediately prior to the Effective Time and commencing from the date on which the original Outstanding Option was granted.

7.              Transfer. Assumed Options, and any interests, rights and obligations with respect thereto, may not be transferred by the holders of such awards to any other person.

8.              Nominal Value Payment. Notwithstanding any term to the contrary in any award agreement applicable to Assumed Options, in no event shall the Company issue or transfer its Ordinary Shares to satisfy an obligation under any Assumed Option unless the Company receives payment of the nominal value of US$0.01 per share in compliance with applicable laws.